UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2008
Russ Berrie and Company, Inc.

(Exact name of registrant as specified in its Charter)

New Jersey	1-8681	22-1815337

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

111 Bauer Drive, Oakland, New Jersey 07436

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code:  (201) 337-9000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     As has been previously reported, on April 1, 2008, (i) LaJobi, Inc. (“LJ”), a newly-formed indirect wholly-owned Delaware subsidiary of Russ Berrie and Company, Inc. (“RB”), entered into an Asset Purchase Agreement (the “Asset Agreement”), with LaJobi Industries, Inc., a New Jersey corporation (“LaJobi”), and each of Lawrence Bivona and Joseph Bivona, for the purchase of substantially all of the assets used in the business of LaJobi and specified obligations, and, in a separate transaction, (ii) I & J Holdco, Inc. (“I&J”), a newly-formed wholly-owned Delaware subsidiary of RB, entered into a Stock Purchase Agreement (the “Stock Agreement”), with each of Renee Pepys Lowe and Stanley Lowe for the purchase of all of the issued and outstanding capital stock of CoCaLo, Inc., a California corporation (“CoCaLo”). In connection with the consummation of the transactions contemplated by the Asset Agreement and the Stock Agreement, the Infantline Credit Agreement (defined below) was amended and restated to, among other things, increase the facilities available thereunder and permit the acquisitions of LaJobi and CoCaLo.

Amended and Restated Infantline Credit Agreement

     As of April 2, 2008, RB, Kids Line, LLC (“KL”), Sassy, Inc. (“Sassy”), I&J, LJ and CoCaLo (via a Joinder Agreement) entered into an Amended and Restated Credit Agreement (the “Amendment”) with the financial institutions party to the Infantline Credit Agreement (defined below) or their assignees (the “Lenders”), LaSalle Bank National Association, as administrative agent for the Lenders (in such capacity, the “Agent”) and as Fronting Bank, Sovereign Bank as Syndication Agent, Wachovia Bank, N.A. as Documentation Agent and Banc of America Securities LLC as Lead Arranger. KL, Sassy, I&J, LJ and CoCaLo are referred to herein collectively as the “Infantline Borrowers”, and I&J, LJ and CoCaLo are referred to herein as the “New Borrowers”. The Amendment amends and restates the Credit Agreement dated as of March 14, 2006 (as amended on December 22, 2006, the “Infantline Credit Agreement”) among RB, KL and Sassy as borrowers, the Agent, the Lenders and the Issuing Lender as defined therein. The Pledge Agreement dated as of March 14, 2006 between RB and the Agent (as amended on December 22, 2006) was also amended and restated as of April 2, 2008, to provide, among other things, for a pledge to the Agent of the capital stock of I&J by RB. In connection with the Amendment, 100% of the equity of each Infantline Borrower, including each New Borrower, has been pledged as collateral to the Agent. In addition, the Guaranty and Collateral Agreement, dated as of March 16, 2004, entered into among KL and Sassy in favor of LaSalle Bank National Association, as Administrative Agent (the “Guaranty”) was also amended and restated as of April 2, 2008, to add the New Borrowers (CoCaLo via a Joinder Agreement) as parties and to include substantially all of the existing and future assets and properties of the New Borrowers as security for the satisfaction of the obligations of all Infantline Borrowers, including the New Borrowers, under the Amendment and the other related loan documents. Capitalized terms used but undefined in this Item 1.01 shall have the meanings assigned to such terms in the Amendment.

     The following constitute the material changes to the Infantline Credit Agreement effected by the Amendment:

(i) The New Borrowers are now parties to the Infantline Credit Agreement;

(ii) The commitments thereunder now consist of: (a) a $75.0 million revolving credit facility (the “Revolving Loan”), with a subfacility for letters of credit in an amount not to exceed $5.0 million, and (b) a $100.0 million term loan facility (the “Term Loan”). Previously, the maximum Revolving Loan commitment was $35.0 million and the maximum Term Loan commitment was $60.0 million. The Infantline Borrowers drew down $31.0 million under the Revolving Loan and the entire $100.0 million available under the Term Loan on the Closing Date, in order to finance the acquisitions of LaJobi and CoCaLo, and pay related transaction expenses of such acquisitions and the Amendment, and to reallocate the existing indebtedness among the bank syndicate;

(iii) The scheduled maturity date of the obligations under the Infantline Credit Agreement has been extended from March 14, 2011 to April 1, 2013;

(iv) The definition of Borrowing Base was amended from 85% of eligible receivables plus 55% of eligible inventory to 85% of eligible receivables plus the lesser of: (i) $25.0 million and (ii) 55% of eligible inventory;

(v) The Termination Fee (previously 1% of the total commitment if the Termination Date occurs prior to the first anniversary of the Closing Date) was eliminated in its entirety;

(vi) The applicable interest rate margins (to be added to the applicable interest rate) previously ranged from 1.75% — 2.50% for LIBOR Loans and from 0.25% — 1.00% for Base Rate Loans. Pursuant to the Amendment, the margins now range from 2.0% — 3.0% for LIBOR Loans and from 0.50% — 1.50% for Base Rate Loans, based on a pricing grid set forth in the Amendment (until delivery of specified financial statements and compliance certificates with respect to the quarter ending June 30, 2008, the applicable margins will be 2.75% for LIBOR Loans and 1.25% for Base Rate Loans);

(vii) Previously, the principal of the Term Loan was to be repaid, on a monthly basis, as follows: $9.0 million for each of years 1-2; $12.0 million for year 3; and $15.0 million for each of years 4-5. Pursuant to the Amendment, such principal will be repaid, on a quarterly basis, at an annual rate of $14.4 million per year, commencing June 30, 2008;

(viii) The Infantline Borrowers must make mandatory prepayments of the credit facility with 100% of the proceeds of most asset sales, debt issuances, equity issuances and pursuant to the Amendment, extraordinary receipts;

(ix) The requirement that mandatory prepayments be made from Excess Cash Flow has been eliminated in its entirety;

(x) The minimum EBITDA test as a financial covenant has been deleted in its entirety;

(xi) The Amendment specifies that conditions to lending are applicable to each Infantline Borrower, including each New Borrower, and include specified amended financial tests;

(xii) Prior to the effectiveness of the Amendment, the Infantline Borrowers were not permitted (except in specified situations) to distribute cash to RB to pay RB’s overhead expenses unless: (i) before and after giving effect to such distribution, no Event of Default would exist and (ii) before and after giving effect to such distribution, Excess Revolving Loan Availability will equal or exceed $4.0 million; provided that the aggregate amount of such distributions could not exceed $2.0 million per year. Pursuant to the Amendment, the $4.0 million availability threshold was increased to $5.0 million, and the aggregate maximum amount of such distributions was increased to $3.5 million. Other restrictions on dividends and distributions to RB remain unchanged;

(xiii) Payment of amounts outstanding under the promissory note under the Stock Agreement is prohibited if before and after giving effect to any such repayment, a default or event of default would exist;

(xiv) Payment of any Earnout Consideration under either the Asset Agreement or the Stock Agreement is prohibited if: before and after giving effect to any such repayment, (a) a default or event of default would exist, (b) Excess Revolving Loan Availability will not equal or exceed $9.0 million, or (c) before and after giving effect to any such repayment, the financial covenants in the Amendment will not be satisfied (the “Earnout Conditions”);

(xv) Specified defaults with respect to the Earnout Consideration under either the Asset Agreement or the Stock Agreement have been added as events of default (including failure to deliver to the Agent specified certifications and calculations within a specified time period, the reasonable determination by the Agent that any Earnout Conditions will not be satisfied as of the applicable payment date, if any material information provided to the Agent with respect to the Earnout Conditions shall be incorrect in any material respect and remain unremedied prior to the relevant payment date, or any Earnout Consideration is paid at any time that the Earnout Conditions are not satisfied) ; and

(xvi) The Infantline Borrowers are required to maintain in effect Hedge Agreements that protect against potential fluctuations in interest rates with respect to a minimum of 50% of the outstanding amount of the Term Loan.

     In connection with the Amendment, the Infantline Borrowers paid the Agent and Lenders a closing fee of approximately $1.5 million. The following fees are now applicable to the Infantline Credit Agreement: an agency fee of $35,000 per annum, a non-use fee of 0.40% to 0.60% of the unused amounts under the Revolving Loan, as well as other customary fees as are set forth in the Amendment.

     The foregoing descriptions of the Amendment and the Guaranty are qualified in their entirety by reference to the full texts thereof, which are attached hereto as Exhibits 4.21 and 4.22, respectively.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

     As is stated in Item 1.01 above, as of April 1, 2008, LJ entered into the Asset Agreement with LaJobi and each of Lawrence Bivona and Joseph Bivona (collectively, the “Stockholders”), for the purchase of substantially all of the assets used in the business of LaJobi (including specified contracts, equipment, inventories, accounts receivable, intellectual property and goodwill) and specified obligations (including those pertaining to current liabilities of LaJobi’s business, assigned contracts, specified employee obligations and obligations arising after the closing date). LaJobi designs, imports and sells infant and juvenile furniture and related products, including cribs, changing tables, dressers, hutches, armoires, bookcases and end tables, which are sold to specialty stores and boutiques, baby superstores and mass merchandisers. The transactions contemplated by the Asset Agreement were consummated as of April 2, 2008. All capitalized terms used in this Item 2.01 but undefined herein shall have the meanings ascribed to them in the Asset Agreement, unless otherwise indicated.

     The aggregate purchase price payable for LaJobi is equal to: $47.0 million, reduced by the amount of assumed indebtedness (including capitalized lease obligations), as further increased or decreased by the amount that Final Working Capital is greater or less than $7.3 million, plus the Earnout Consideration described below. At Closing, LJ paid $44.5 million in cash to LaJobi, plus $3.2 million (the estimated amount of the working capital adjustment). Any adjustment between the estimated and final working capital adjustment will be made after the Closing, as set forth in the Asset Agreement. The remaining $2.5 million of the purchase price was deposited in escrow at Closing in respect of potential indemnification claims. As additional consideration, if the following conditions have been satisfied, LJ will pay the amounts described below (the “Earnout Consideration”):

(a) Subject to paragraph (b) below, provided that the EBITDA of LaJobi’s business (the “Business”) (determined as provided in Asset Agreement) has grown at a compound annual growth rate (“CAGR”) of not less than 4% during the period from January 1, 2008 through December 31, 2010 (the “Measurement Date”), as compared to the specified EBITDA of the Business for the 2007 calendar year, LJ will pay to LaJobi a specified percentage of the Agreed Enterprise Value of LJ as of the Measurement Date or Early Measurement Date (as defined in paragraph (b) below), as the case may be; provided that the minimum amount of such payment shall be $0.0 and the maximum amount of such payment shall be $15.0 million. Any Earnout Consideration shall be paid on or prior to the 60th day after the Measurement Date (the “Payment Date”). The “Agreed Enterprise Value” shall be the product of: (i) the Business’s EBITDA during the twelve (12) months ending on the Measurement Date or Early Measurement Date (or, in the event an Early Measurement Date selected by LaJobi as permitted by the Asset Agreement is a date prior to January 1, 2009, the annualized EBITDA of the Business for such period), as the case may be, multiplied by (ii) the applicable multiple (ranging from 5 to 9) based on specified levels of EBITDA CAGR achieved, subject to the $15.0 million cap described above.

(b) In the event that LB relocates the principal location of the Business beyond an agreed distance prior to the Measurement Date, the calculation of the Earnout Consideration may be accelerated upon the election of LaJobi. For purposes of determining the Earnout Consideration, the CAGR shall be based on the period from January 1, 2008 through the last day of the month (the “Early Measurement Date”) immediately preceding the date of such relocation. On or prior to the sixtieth (60th) day after the Early Measurement Date (the “Early Payment Date”), LJ will pay to LaJobi any Earnout Consideration, discounted, at the Agreed Rate, from the Payment Date to, and including, the Early Payment Date.

     Under the Asset Agreement, the LaJobi Buyer is entitled to indemnification from LaJobi and the Stockholders for various matters, including, but not limited to, breaches of representations, warranties or covenants, and specified excluded obligations, subject, in the case of specified matters, to a minimum threshold of $250,000 (with a separate threshold for individual claims of $15,000, whether or not aggregate damages have exceeded the $250,000 threshold) and a maximum aggregate indemnification limit of $10.0 million. The right to indemnification (other than with respect to certain specified exceptions) terminates 18 months after the Closing Date.

     In connection with the Asset Agreement, the Company paid a finder’s fee of $1.5 million at Closing to a financial institution, and has agreed to pay such institution 1% of the Agreed Enterprise Value of LJ, payable in the same manner and at the same time as the Earnout Consideration is paid to LaJobi.

     The Asset Agreement is described in further detail in RB’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on April 1, 2008 (the “2007 10-K”). The text of the Asset Agreement is attached as Exhibit 2.3 to the 2007 10-K. The foregoing description is qualified in its entirety by reference to such exhibit.

     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The disclosures required by this Item are set forth in Item 1.01 above, which is incorporated herein by reference thereto.

Section 8 — Other Events

Item 8.01 Other Events

     As is stated in Item 1.01 above, as of April 1, 2008, I & J entered into the Stock Agreement with each of Renee Pepys Lowe and Stanley Lowe for the purchase of all of the issued and outstanding capital stock of CoCaLo. CoCaLo designs, markets and distributes infant bedding and related accessories. The transactions contemplated by the Stock Agreement were consummated as of April 2, 2008. The Stock Agreement is described in further detail in the 2007 10-K. The text of the Stock Agreement is attached as Exhibit 2.4 to the 2007 10-K.

     On April 3, 2008, RB issued a press release announcing the consummation of the transactions contemplated by the Asset Agreement, the Stock Agreement and the Amendment. The press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

     The financial statements required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

(b) Pro Forma Financial Information

     The pro forma financial information required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

(d) Exhibits

     The following exhibits are filed with this report:

Exhibit 4.21*	Amended and Restated Credit Agreement, dated as of April 2, 2008, among Russ Berrie and Company, Inc., Kids Line, LLC, Sassy, Inc., I & J Holdco, Inc., LaJobi, Inc., CoCaLo, Inc. (via a Joinder Agreement), the financial institutions party thereto or their assignees (the “Lenders”), LaSalle Bank National Association, as Administrative Agent for the Lenders and as Fronting Bank, Sovereign Bank as Syndication Agent, Wachovia Bank, N.A. as Documentation Agent and Banc of America Securities LLC as Lead Arranger.

Exhibit 4.22*	Amended and Restated Guaranty and Collateral Agreement, dated as of April 2, 2008, entered into among Kids Line, LLC, Sassy, Inc., I&J Holdco, Inc., LaJobi Inc. and CoCaLo, Inc. (via a Joinder Agreement) in favor of LaSalle Bank National Association, as Administrative Agent.

Exhibit 99.1	Press Release dated April 3, 2008.

* Schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2008                                                                                 RUSS BERRIE AND COMPANY, INC.

By: /s/ Marc S. Goldfarb Marc S. Goldfarb Senior Vice President and General Counsel

Exhibit Index

Exhibit 4.21*	Amended and Restated Credit Agreement, dated as of April 2, 2008, among Russ Berrie and Company, Inc., Kids Line, LLC, Sassy, Inc., I & J Holdco, Inc., LaJobi, Inc., CoCaLo, Inc. (via a Joinder Agreement), the financial institutions party thereto or their assignees (the “Lenders”), LaSalle Bank National Association, as Administrative Agent for the Lenders and as Fronting Bank, Sovereign Bank as Syndication Agent, Wachovia Bank, N.A. as Documentation Agent and Banc of America Securities LLC as Lead Arranger.

Exhibit 4.22*	Amended and Restated Guaranty and Collateral Agreement, dated as of April 2, 2008, entered into among Kids Line, LLC, Sassy, Inc., I&J Holdco, Inc., LaJobi Inc. and CoCaLo, Inc. (via a Joinder Agreement) in favor of LaSalle Bank National Association, as Administrative Agent.

Exhibit 99.1	Press Release dated April 3, 2008.

*  Schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.